As filed with the Securities and Exchange Commission on June 27, 2006
Registration Statement No. 333-129646

SECURITIES AND EXCHANGE COMMISSION

POST-EFFECTIVE
AMENDMENT NO. 1 TO
FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ISORAY, INC.
(Name of Small Business Issuer in its Charter)

Minnesota	3841	41-1458152
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer ID No.)

350 Hills Street, Suite 106
Richland, WA 99354
(509) 375-1202
(Address and Telephone Number of Principal Executive Offices and Principal Place of Business)

Roger Girard, CEO
350 Hills Street, Suite 106
Richland, WA 99354
(509) 375-1202
(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

Stephen R. Boatwright, Esq.
Alicia M. Corbett, Esq.
Keller Rohrback, PLC
3101 North Central Avenue, Suite 900
Phoenix, Arizona 85012
(602) 248-0088
Facsimile Number: (602) 248-2822

Approximate date of commencement of proposed sale to the public: From time to time.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (333-129646)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee

Common stock, $0.001 par value, issuable upon conversion of preferred stock	35,920	$5.38	(2)	$193,250	$20.68	(3)
Common stock, $0.001 par value, issuable upon exercise of stock options	218,454	$5.38	(2)	$1,175,283	$125.76	(3)
Common stock, $0.001 par value	4,049,398	$5.43	(4)	$21,994,748	$2,353.22	(3)
Common stock, $0.001 par value, issuable upon exercise of warrants	371,163	$5.38	(2)	$1,996,857	$213.66	(3)

Total	4,674,935			$25,360,138	$2,713.32	(3)

(1)
Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, a portion of which shares are issuable upon conversion of preferred stock and convertible debentures and exercise of warrants and stock options held by the selling shareholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares, including those issuable upon conversion of the preferred stock and convertible debentures and exercise of the warrants and stock options, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the bid and asked prices of the Registrant's common stock on November 7, 2005.

(3)	Previously paid.
(4)	Represents a combination of (2), (5) and (6).
(5)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the bid and asked prices of the Registrant's common stock on March 20, 2006.

(6)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the bid and asked price of the Registrant’s common stock on June 22, 2006.

EXPLANATORY NOTE

This Post-Effective Amendment is being filed to revise the “Selling Shareholders” section of the Registration Statement. No other changes are being made to the Registration Statement.

SELLING SHAREHOLDERS

The following table details the name of each selling shareholder (including, for entity shareholders, the name of the natural person controlling the selling shareholder in parentheses), the number of shares owned by that selling shareholder, and the number of shares that may be offered by each selling shareholder for resale under this prospectus.  The selling shareholders may sell up to 4,674,935 shares of our common stock from time to time in one or more offerings under this prospectus, of which 4,049,398 are shares of common stock currently held by the selling shareholders, 35,920 are shares of common stock issuable upon the conversion of preferred stock held by the selling shareholders (including 6,967 shares of common stock issuable upon the conversion of preferred stock receivable upon the exercise of warrants to purchase preferred stock), 371,163 are shares of common stock issuable upon the exercise of warrants held by the selling shareholders, and 218,454 are shares of common stock issuable upon the exercise of options held by the selling shareholders. Because each selling shareholder may offer all, some or none of the shares it holds, and because, based upon information provided to us, there are currently no agreements, arrangements, or understandings with respect to the sale of any of the shares, no definitive estimate as to the number of shares that will be held by each selling shareholder after the offering can be provided. The following table has been prepared on the assumption that all shares offered under this prospectus will be sold to parties unaffiliated with the selling shareholders. Except as indicated below, no selling shareholder nor any of their affiliates have held a position or office, or had any other material relationship, with us.

	Beneficial Ownership Before the Offering(1)	Percentage of Common Stock Owned Before Offering	Shares of Common Stock Included in Prospectus(2)	Shares of Common Stock Issuable Upon Conversion or Exercise of Preferred Stock, Options or Warrants Included in Prospectus(3)	Exercise Price of Option or Warrant Included in Prospectus	Grant Date of Option or Warrant Included in Prospectus	Term of Option or Warrant Included in Prospectus	Total Shares of Common Stock Included in Prospectus	Beneficial Ownership After the Offering(4)	Percentage of Common Stock Owned After Offering(4)
Alan E. Waltar and Anna E. Waltar, Trustees of the Alan E. and Anna E. Waltar Trust U/A DTD 7/3/98	57,982	*	7,480	-				7,480	50,502	*
All Seasons Painting Co. (Richard Rusch)	21,327	*	4,265	-				4,265	17,062	*
Anastassatos, Efthimios Christopher	14,819	*	4,819	-				4,819	10,000	*
Babcock, Dwight W. (5)	102,207	*	22,962	-				22,962	79,245	*
Babcock, Elaine	2,695	*	539	-				539	2,156	*
Bales, Matt	5,178	*	1,036	-				1,036	4,142	*
Bartholomew, Richard & Suzanne	17,772	*	3,554	-				3,554	14,218	*
Bates, Christopher Matthew	4,265	*	853	-				853	3,412	*
Bates, Robert and Lisa	47,873	*	16,335	-				16,335	31,538	*
Bavispe Limited Partnership (Robert Caylor)	126,283	*	14,235	-				14,235	112,048	1.28%
Bear Stearns Securities Corporation Custodian Michael Eric Jacobson IRA(11)	10,950	*	10,950	-				10,950	0	*
Bear Stearns Securities Corporation Custodian Mishawn Marie Nelson IRA	10,950	*	10,950	-				10,950	0	*
Bear Stearns Securities Corporation Custodian Steven Mark Nelson IRA(11)	10,950	*	10,950	-				10,950	0	*

Berglin, Bruce D. and Doneda E.	15,475	*	5,475		-				5,475	10,000	*
Berglund, Greg	35,769	*	15,769		-				15,769	20,000	*
Betty McCormick Trust	7,108	*	1,422		-				1,422	5,686	*
Bock, Daniel	18,072	*	18,072		-				18,072	0	*
Boesel, John(11)	1,084	*			1,084	$0.59 - 2.37	3/25/2005	3/25/2007	1,084	0	*
Boggess, Thomas S. IV and Jonette D.	36,145	*	36,145		-				36,145	0	*
Boland, John C.	28,437	*	5,687		-				5,687	22,750	*
Boland, John L.	116,098	*	17,493		-				17,493	98,605	1.13%
Bonanza, LLC (David and Donna Whitehead)	39,672	*	25,454		-				25,454	14,218	*
Boster, Gary	29,399	*	29,399		-				29,399	0	*
Bragdon, George and Barbara	2,105	*	421		-				421	1,684	*
Brown Larsen, Pamela	14,218	*			2,844				2,844	11,374	*
Brown, Alexis and Alan	4,211	*	842		-				842	3,369	*
Brown, Anne J.	14,218	*	2,844		-				2,844	11,374	*
Brown, Garrett N. (6)	552,237	4.11%	31,546	(7)	-				31,546	520,691	5.95%
Bunting, Brandt E. & Collen M.	38,435	*	5,687		-				5,687	32,748	*
Burstein, Fred	290,016	2.16%	290,016		-				290,016	0	*
Burstein, Fred IRA	16,425	*	16,425		-				16,425	0	*
Cangiane, Lorraine and Gilson, Bernard	10,950	*	10,950		-				10,950	0	*
Carroll, Bridget M.	14,218	*	14,218		-				14,218	0	*
Chapman, Milton A	48,782	*	9,756		-				9,756	39,026	*
Clark, R. Jeanne	25,541	*	4,878		230				5,108	20,433	*
Clement, James H.	20,046	*	7,642		747	$1.06	2/28/2005	2/28/2007	8,388	11,657	*
Clerf, Craig	1,300	*	260		-				260	1,040	*
Clerf, Robert	1,950	*	390		-				390	1,560	*
Clerf, Roger	3,251	*	650		-				650	2,601	*
Cohen, Loren	26,426	*	16,426		-				16,426	10,000	*
Collier Living Trust	44,885	*	7,545		-				7,545	37,340	*
Cone-Gilreath Law Firm(Douglas Nicholson)	48,782	*	9,756		-				9,756	39,026	*
Conner III, Thomas E.	33,698	*	4,740		-				4,740	28,958	*
Craddock, Steven Lee	7,229	*	7,228		-				7,228	1	*

Daniels, Frederic R. & Anita C. Family Trust	72,477	*	9,597		2,488	$1.06	2/28/2005	2/28/2007	12,085	60,391	*
Daswick, Gregory	10,663	*	2,133		-				2,133	8,530	*
Daswick, Michael and Kimberly	62,943	*	8,589		-				8,589	54,354	*
DFC 401(k) Profit Sharing Plan FBO Benjamin J. Schwartz	24,882	*	5,564		-				5,564	19,318	*
Douglas D. Thornton Family Trust	308,957	2.30%	61,791		-				61,791	247,166	2.82%
Dunlop, Michael(5) (6)	286,618	2.13%	24,746	(7)	-				24,746	261,872	2.99%
Ecclestone, Andrew	59,842	*	59,842		-				59,842	0	*
Edmund, Robert	3,369	*	674		-				674	2,695	*
Engels, Kevin F.	18,423	*	1,685		-				1,685	16,738	*
Fabri, Jon	43,423	*	1,685		-				1,685	41,738	*
Falls Rd LLC (Paul Hatch)	23,698	*	4,740		-				4,740	18,958	*
Feder, Dr. Henry	14,218	*	2,844		-				2,844	11,374	*
Feidelberg, Steven O. and Codini, Anna-Maria, Trustees of the Feidelberg-Codini Family Trust U/T/A dated April 15, 2003	6,024	*	6,024		-				6,024	0	*
Fernandez, Leslie	3,688	*			738				738	2,950	*
Ferrick, Patrick N.	9,479	*	1,896		-				1,896	7,583	*
Fookes, Larry	46,529	*	3,577		22,914	$1.19	8/1/2005	7/31/2015	26,491	20,038	*
Fookes, Sharon	3,553	*	711		-				711	2,842	*
Forest Ridge Properties, Ltd. (Beverly Unger)	12,441	*	1,244		1,244	$1.40	2/28/2005	2/28/2007	2,488	9,953	*
Forsman, John Arvid	14,218	*			2,844				2,844	11,374	*
Freeman, Kevin	22,440	*	2,488		-				2,488	19,952	*
Gainer, Ronald G. & Linda J.	14,218	*	2,844		-				2,844	11,374	*
Gaines, Ira J.	30,950	*	10,950		-				10,950	20,000	*
Galanty, Thomas M.	10,950	*	10,950		-				10,950	0	*
Giammattei, Shawn and Peggy	252	*	50		-				50	202	*
Girard, Roger E. (5) (6)	852,301	6.35%	73,285	(7)	-				73,285	779,016	8.90%
Gold Trust Co FBO Don Goeckner IRA	86,733	*	17,346		-				17,346	69,387	*
Goldsmith, Hugh G.	18,959	*	3,792		-				3,792	15,167	*
Goodrich, Daniel A	10,950	*	10,950		-				10,950	0	*
Granger, Jamie	10,529	*			2,106				2,106	8,423	*

Griffith, Richard and Barbara	17,772	*	3,554		-				3,554	14,218	*
Harry and Adeline Silverman Foundation	20,000	*	20,000		-				20,000	0	*
		*			-
Hartley, James N.	9,479	*			1,896				1,896	7,583	*
Hedstrom, Gary A.	12,527	*	505		-				505	12,022	*
Hernandez, Jesus and Melissa	16,955	*	5,581		-				5,581	11,374	*
Holcomb, Sr,, Hampton A.	10,950	*	10,950		-				10,950	0	*
Hostetler Living Trust	18,679	*	1,895		1,895				3,790	14,889	*
Huls, Michael, Roth IRA	33,333	*	33,333		-				33,333	0	*
Intellegration, LLP(Christopher Smith)	35,526	*	25,526		-				25,526	10,000	*
Jackson, John J. & Ellen K.	14,218	*	2,844		-				2,844	11,374	*
James J. Minder & Susan A. Davis Family Trust	10,950	*	10,950		-				10,950	0	*
Johnson, Carolyn M.	8,422	*	1,684		-				1,684	6,738	*
Johnson, Tom and Lindsay	8,422	*	1,684		-				1,684	6,738	*
Kaiser, James S.	10,950	*	10,950		-				10,950	0	*
Kalos, Shaun and Cathy	2,105	*	421		-				421	1,684	*
Kang, Dr. Young S.	16,260	*	3,252		-				3,252	13,008	*
Kaser, Kathryn and John Clark Kaser	710	*	142		-				142	568	*
Kaser, Kathryn and John Lucas Kaser	1,065	*	213		-				213	852	*
Kaser, Kathryn and Jordan Rae Emmil	1,065	*	213		-				213	852	*
Kaser, Kathryn and Kenneth Tyler Emmil	1,065	*	213		-				213	852	*
Kaser, Kathryn and Laura Kaser Emmil	710	*	142		-				142	568	*
Kaser, Kathryn and Levi Clark Kaser	1,065	*	213		-				213	852	*
Kauffman, Robert R. (5)	110,950	*	10,950		-				10,950	100,000	1.14%
Kelly, Gerald	4,211	*	842		-				842	3,369	*
Kelly, Richard	1,675	*			1,675	$.59 - 2.37	3/25/2005	3/25/2007	1,675	0	*
Kemeny, Matthias D.	10,950	*	10,950		-				10,950	0	*
Kennedy, Patrick H. & Bonnie M. (6)	54,506	*	10,941	(7)	-				10,941	43,565	*
Klostermann, Bill and Donna	16,425	*	16,425		-				16,425	0	*

Kocherer, Rosalee	2,105	*	421		-				421	1,684	*
Konietzko, Neil	198,423	1.48%	1,685		-				1,685	196,738	2.25%
Korb, Leroy J.	248,368	1.85%	45,530		20,716	$1.19	8/1/2005	7/31/2015	66,246	182,122	2.08%
Koslowski, Barbara	8,129	*	1,626		-				1,626	6,503	*
Kryszek, Jakob	40,522	*	8,104		-				8,104	32,418	*
Lambert, Pat(11)	115,444	*	33,333		16,590	$.59 – 2.37	3/25/2005	3/25/2007	49,923	65,521	*
Lane A. & Gwen M. Bray Trust(6)	386,997	2.88%	71,142	(7)	-				71,142	315,855	3.61%
Lanza, Costantio IRA Charles Schwab & Co., Inc. Custodian	10,950	*	10,950		-				10,950	0	*
Larson, Damian	14,320	*	2,864		-				2,864	11,456	*
Lavoy, Thomas(5)	108,423	*	1,685		-				1,685	106,738	1.22%
Lawrence Family Trust(6)	888,529	6.62%	177,706	(7)	-				177,706	710,823	8.12%
Lebowitz Living Trust	142,188	1.06%	28,438		-				28,438	113,750	1.30%
Little, John W. and Marina Zeiber	9,639	*	6,024		-				6,024	3,615	*
Livingston, James P. & Keri Segna	24,218	*	2,844		-				2,844	21,374	*
Lord, Brandon	421	*	84		-				84	337	*
Lord, Leonard L. and Patricia G.	4,211	*	842		-				842	3,369	*
MacKay, Daniel P	18,015	*			3,603				3,603	14,412	*
Madsen, James L.	166,706	1.24%	27,130		-	$1.19	8/1/2005	7/31/2015	27,130	139,576	1.59%
Majchrowski, Thomas	75,401	*	15,080		-				15,080	60,321	*
Marlin Hull LLC (Michael Huls)	169,422	1.26%	169,422		-				169,422	0	*
Martin, Leslie A	14,218	*			2,844				2,844	11,374	*
Matsock, Mark	113,721	*	10,950		25,270	$4.15	7/15/2005	7/15/2007	36,221	77,500	*
McInnis, Greg and Cynthia Family Trust	7,228	*	7,228		-				7,228	1	*
McKenna, Jean	16,260	*	3,252		-				3,252	13,008	*
Mebesius, William	10,950	*	10,950		-				10,950	0	*
Meadow, Steve	33,333	*	33,333		-				33,333	0	*
Meyers Associates LP (10)	49,744	*			16,590	$.59 – 2.37	3/25/2005	3/25/2007	16,590	33,154	*
Miller, Thomas F.	289,159	2.15%	289,159		-				289,159	0	*
Moore, Terry R	15,426	*	7,464		-				7,464	7,962	*
Moseley, Gerard F.	9,526	*	1,905		-				1,905	7,621	*

Moss, Lynette F.	44,438	*	15,249	-				15,249	29,189	*
Mountain View Asset Management (Andrew Eccleston)	24,096	*	24,096	-				24,096	0	*
MountainView Opportunistic Growth Fund LP (Andrew Eccleston)	94,223	*	30,745	-				30,745	63,478	*
Muldoon, William G and Janet L	126,854	*	26,022	2,488	$1.06	2/28/2005	2/28/2007	28,510	98,344	1.12%
Murphy, Tom	3,369	*	674	-				674	2,695	*
Newman, Bruce W. & Jeannie G.	16,587	*	3,318	-				3,318	13,269	*
Nichols, Dale and Kathyrn E. Kaser	17,772	*	3,554	-				3,554	14,218	*
Oak Ridge Financial Group Inc. (10)	3,285	*		3,285	$.59 - 2.37	3/25/2005	3/25/2007	3,285	0	*
Oliver, Marlene	58,322	*		44,002	$1.19	8/1/2005	7/31/2015	44,002	14,320	*
Olson, Claire A & Mary Ann	14,218	*	2,844	-				2,844	11,374	*
Onwuegbusi, Charles	10,950	*	10,950	-				10,950	0	*
Ott, Suzann J & Dennis L.	40,546	*	7,109	-				7,109	33,437	*
Palitz, Louis and Ruth	17,772	*	3,554	-				3,554	14,218	*
Peterson, Jerry	38,326	*	38,326	-				38,326	0	*
Pinnacle International Holdings LLC (Cliff Aaron)	177,736	1.32%	7,109	28,438	$0.70	11/29/2005	10/30/2006- 03/30/2007	35,547	142,189	1.62%
Press, Richard	227,652	1.70%	45,530	-				45,530	182,122	2.08%
Quatsch Ventures, LLC (Stephen Boatwright) (5)	84,236	*		84,236	$1.19	8/1/2005	7/31/2015	84,236	0	*
Reynolds, J. Scott	6,024	*	6,024	-				6,024	0	*
Roberts, Cory B.	1,263	*	253	-				253	1,010	*
Roberts, Donald	4,211	*	842	-				842	3,369	*
Roberts, Elizabeth	1,263	*	253	-				253	1,010	*
Roberts, Joshua	2,947	*	589	-				589	2,358	*
Roberts, Leslie and Rex Armstrong	10,950	*	10,950	-				10,950	0	*
Rogers, Philip and Stephanie(9)	8,245	*	8,245	-				8,245	0	*
Roman, Patrick and Nichole	1,052	*	210	-				210	842	*
Ronald L and Susan R. Kathren Trust	5,171	*		5,170	$1.19	8/1/2005	7/31/2015	5,170	1	*

Root, R. William, Jr.	176,157	1.31%	37,131		-				37,131	139,026	1.59%
Roozen, Richard and Jaynie	5,474	*	5,474		-				5,474	0	*
Rothstein, Alan F.	35,546	*	7,109		-				7,109	28,437	*
Rothstein, Lawrence R. and Deborah E.	74,096	*	24,096		-				24,096	50,000	*
Rowland, Chris C.	10,475	*	5,475		-				5,475	5,000	*
Rowland, Joseph Perry Jr.	5,475	*	5,475		-				5,475	0	*
Ruth Schwartz Trust	60,716	*	12,143		-				12,143	48,573	*
Safdi Investments Limited Partnership (Rosemary Safdi)	62,921	*	34,484		-				34,484	28,437	*
Saito, Dr. Robert N.	14,218	*	2,844		-				2,844	11,374	*
Sanders Family Limited Partnership III (Vernon Sanders)	54,166	*	20,472		-				20,472	33,694	*
Scallen, Thomas K. (9)	329,942	2.46%	329,942		-				329,942	0	*
Schatzmair, Ralph	46,057	*	4,211		-				4,211	41,846	*
Schenter, Robert	218,860	1.63%	35,489		41,416	$1.19	8/1/2005	7/31/2015	76,905	141,955	1.62%
Schipfer, John D., Jr.	5,263	*	1,053		-				1,053	4,210	*
Schloz Family 1998 Trust	10,950	*	10,950		-				10,950	0	*
Schloz, Stanley	33,333	*	33,333		-				33,333	0	*
Schreifels, Donald B	140,943	1.05%	27,465		-				27,465	113,478	1.30%
Schwartz, Jacob	15,950	*	10,950		-				10,950	5,000	*
Segna, Donald R & Joan F. (6)	511,213	3.81%	96,515	(7)	-				96,515	414,698	4.74%
Segna, Jan M	14,218	*	2,844		-				2,844	11,374	*
Segna, Todd D. & Deborah L.J. Chew	21,327	*	4,265		-				4,265	17,062	*
Selma Teicher Trust, Stuart Teicher, Trustee	4,819	*	4,819		-				4,819	0	*
Shukov, George	227,652	1.70%	45,530		-				45,530	182,122	2.08%
Siddall, John W.	104,752	*	54,752		-				54,752	50,000	*
Sidibe, Aissata	35,546	*			7,109				7,109	28,437	*
Silverman, Anthony	442,627	3.30%	298,236	(8)	139,391	$4.15	7/15/2005	7/15/2007	437,627	5,000	*
Silverman, Anthony (shares held in escrow)	50,000	*	50,000		-				50,000	0	*
Silverman, Anthony IRA Rollover	304,753	2.27%	54,753		-				54,753	250,000	2.86%
Silverman, Jeff	72,776	*			6,110	$.59 - 2.37	3/25/2005	3/25/2007	6,110	66,666	*

Silverman, Kay	24,096	*	24,096		-				24,096	0	*
Silverman, Kay S. Revocable Trust	32,851	*	32,851		-				32,851	0	*
Smith, Albert(5)	171,447	1.28%	21,789		12,500	$0.00	10/14/2005	10/13/2007	34,289	137,158	1.57%
Smith, Thomas and Sheila	31,718	*	2,844						2,844	28,874	*
Source Capital Group, Inc.(10)	10,584	*			1,084	$0.59 – 2.37	3/25/2005	3/25/2007	1,084	9,500	*
Stack, Peter R and Judy J	10,950	*	10,950		-				10,950	0	*
Stealth Investments, Inc. (James Scannell)	44,876	*	27,376		-				27,376	17,500	*
Stenson, Calvin B.	8,423	*	1,685		-				1,685	6,738	*
Sterne Agee and Leach, Inc. C/F Jill Ryan IRA	5,474	*	5,474		-				5,474	0	*
Sterne Agee and Leach, Inc. C/F Robert Ryan IRA	10,950	*	10,950		-				10,950	0	*
Sterne Agee Leach FBO Barry K Griffith IRA	10,950	*	10,950		-				10,950	0	*
Stewart, James P. and Patricia A.	10,950	*	10,950		-				10,950	0	*
Stiller, David L & Bonita L.	54,740	*	10,451		497	$1.06	2/28/2005	2/28/2007	10,949	43,792	*
Stokes, William J.	78,052	*	15,610		-				15,610	62,442	*
Strain, Audrey	4,975	*	995		-				995	3,980	*
Swanberg, Daniel L. & Joni A.	9,479	*	1,896		-				1,896	7,583	*
Swanberg, David J. & Janet C. (5) (6)	448,827	3.34%	58,047	(7)	-				58,047	390,780	4.46%
TEC Ministries	10,000	*	10,000		-				10,000	0	*
The Alan Gess Living Trust	36,327	*	4,265		-				4,265	32,062	*
The Anderson Family Trust UTD 12/20/93	21,059	*	4,212		-				4,212	16,847	*
The Bates Revocable Trust, Fred and Linda Bates, Trustees	37,144	*	6,283		-				6,283	30,861	*
The Lanzer Revocable Living Trust	18,072	*	18,072		-				18,072	0	*
The Nancy R. McCormick Family Trust U/A dated June 14,2002, John E McCormick, Trustee	4,819	*	4,819		-				4,819	0	*
The Smart Family Trust	15,450	*	6,469		-				6,469	8,981	*
Thomas, Cam	56,875	*	11,375		-				11,375	45,500	*
Thompson, April	4,975	*	995		-				995	3,980	*
Thompson, Randy	4,975	*	995		-				995	3,980	*

Thompson, William and Karen Trust (6)	14,218	*		2,844				2,844	11,374	*
Turchetta, Anthony J	14,218	*	2,844	-				2,844	11,374	*
Turnbull, Timothy L.	8,530	*	1,706	-				1,706	6,824	*
UBS Financial Services IRA FBO Robert R Kauffman (5)	32,851	*	32,851	-				32,851	0	*
Vencore LLC	5,692	*		5,691	$4.15	5/10/2004	5/10/2008	5,692	0	*
Weber, Ronald	4,211	*	842	-				842	3,369	*
Weinstein, Ronald A 2004 Living Trust	9,479	*	1,896	-				1,896	7,583	*
Weinstein, Ronald Alan and Cathy Lynn	99,765	*	9,953	-				9,953	89,812	1.03%
West, Ron H.	4,211	*	842	-				842	3,369	*
Whalen, Ryan and Jennifer	1,052	*	210	-				210	842	*
Wilkie, David J	8,423	*	1,685	-				1,685	6,738	*
William Wesley Thompson & Karen Louise Thompson
Revocable Trust Dated January 6, 1999 (6)	21,464	*	4,293	-				4,293	17,171	*
Wynnjam Corp. (Nancy Lake)	107,057	*	10,950	96,106	$4.15	7/15/2005	7/15/2007	107,057	0	*
Zaragosa, Ernesto	26,847	*		16,847	$4.15	7/15/2005	7/15/2007	16,847	10,000	*
Zielke, David C. and Diane M.	34,123	*	6,825	-				6,825	27,298	*
Zimmerman, Paul	21,327	*	4,265	-				4,265	17,062	*

Totals	13,430,340	60.74%	4,049,398	625,537				4,674,935	8,755,403	70.43%

*	Less than one percent.
(1)
The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling shareholder has sole or shared voting power or investment power and also any shares that the selling shareholder has the right to acquire within 60 days.

(2)
The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the preferred stock and exercise of the options and warrants, as applicable, by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933, as amended.

(3)	This column includes all shares of common stock issuable upon conversion of preferred stock and exercise of options and warrants, as applicable, held by the named selling shareholder.
(4)	Assumes that all securities registered will be sold.
(5)	These selling shareholders are our executive officers and directors, or are entities controlled by our executive officers and directors.
(6)	These selling shareholders are executive officers and directors of our subsidiary, or are entities controlled by the executive officers and directors of our subsidiary.
(7)	Indicates shares subject to lock-up through July 28, 2006.
(8)	233,333 of these shares are subject to lock-up through July 28, 2006.
(9)	These selling shareholders are our former executive officers and directors.
(10)	These selling shareholders are broker/dealers.
(11)	These selling shareholders are affiliates of broker/dealers.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Post-Effective Amendment No.1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richland, Washington on this 26th day of June, 2006.

ISORAY, INC.

By:	/s/ Roger E. Girard
Roger E. Girard, Chairman and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Roger E. Girard	Chief Executive Officer and Chairman	June 26, 2006
Roger E. Girard

/s/ Michael K. Dunlop	Chief Financial Officer and Principal Accounting Officer	June 26, 2006
Michael K. Dunlop

/s/ Dwight Babcock	Director	June 26, 2006
Dwight Babcock

/s/ Stephen R. Boatwright	Director	June 26, 2006
Stephen R. Boatwright

/s/ Robert R. Kauffman	Director	June 26, 2006
Robert R. Kauffman

/s/ Thomas C. Lavoy	Director	June 26, 2006
Thomas C. Lavoy

/s/ Albert Smith	Director	June 26, 2006
Albert Smith

/s/ David J. Swanberg	Director	June 26, 2006
David J. Swanberg